Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Insys Therapeutics, Inc. (the “Company”), for the quarter ended September 30, 2014, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned, Michael L. Babich, principal executive officer of the Company, and Darryl S. Baker, principal financial officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ Michael L. Babich
Michael L. Babich
President and Chief Executive Officer
(Principal Executive Officer)

Dated November 12, 2014

By:	/s/ Darryl S. Baker
Darryl S. Baker
Chief Financial Officer
(Principal Financial Officer)

Dated November 12, 2014